                                                                  EXHIBIT 10.27A





                              DATED  17  JULY 1997




                 MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION


                                       AND


             INTERNATIONAL WIRELESS COMMUNICATIONS PAKISTAN LIMITED




          ____________________________________________________________


                            SHARE PURCHASE AGREEMENT

          ____________________________________________________________










                               Ref:  H53/30657093



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                                      INDEX


CLAUSE  HEADING                                                         PAGE
------  -------                                                         ----
1.      Definitions                                                        1
2.      Purchase and Sale of the Sale Shares                               5
3.      Representations, Warranties and Undertakings Concerning
        the Transaction                                                    6
4.      Representations and Warranties Concerning the Company              9
5.      Further Provisions relating to the Seller's Representations
        and Warranties                                                    16
6.      Pre-Closing Covenants                                             17
7.      Post-Closing Covenants                                            19
8.      Conditions to Obligation to Close                                 19
9.      First Option and Second Option                                    22
10.     Remedies for Breach of this Agreement                             23
11.     Undertaking of Seller                                             26
12.     Termination                                                       27
13.     Arbitration                                                       29
14.     Miscellaneous                                                     29

SCHEDULES
---------
A:      Tangible assets
B:      Financial statements
C:      Immovable property
D:      Leased or sub-leased immovable property
E:      Material contracts
F:      Litigation
G:      Licence

EXHIBIT
-------
A -     Restated and Amended Shareholders Agreement

                            SHARE PURCHASE AGREEMENT

Agreement entered into on 17 July, 1997, by and among Motorola International Development Corporation, a Delaware corporation ("Seller"), and International Wireless Communications Pakistan Limited, a company established under the laws of Mauritius (the "Buyer"). Buyer and Seller are referred to collectively herein as the "Parties".


                                    RECITALS

Pakistan Mobile Communications (Pvt) Ltd. is a limited liability company organised under the laws of Pakistan (the "Company") with an authorised share capital of Rupees 600,000,000 divided into 60,000,000 shares of Rupees 10 each ("Shares"), of which 54,387,750 Shares have been issued and are fully paid up. The Company owns and operates a cellular mobile telephone company in Pakistan under the service mark Mobilink/a Motorola Network.

Seller owns 40,248,036 Shares and pursuant to the terms and conditions of this Agreement:-

(i) Seller desires to sell, and Buyer desires to purchase 17,028,804 of such Shares representing 31.31% of the total issued Shares (the "Sale Shares"); and

(ii) Seller intends to grant an exclusive option ("First Option"), exercisable on one occasion only at any time during the period commencing on the date hereof and ending on (and including) 5:00 p.m. Hong Kong time on 25th August, 1997 or, if clause 11 shall apply, such later date as provided therein ("First Option Period"), to Buyer to purchase Shares representing a further 12.69% of the total issued Shares on the date on which the First Option is exercised (the "First Option Shares"). In the event that the First Option is not exercised prior to the expiry of the First Option Period, an exclusive option ("Second Option") is granted by the Seller to Buyer to purchase Shares representing 5% of the total issued Shares on the date on which the Second Option is exercised ("Second Option Shares").

Contemporaneously herewith, Buyer is negotiating the purchase of an additional 14.69% of the Shares, such percentage representing all of the interest in the Company held by Continental Communications Limited ("CCL").

Now, therefore, in consideration of the mutual agreements, representations, warranties, and covenants herein contained, the Parties agree as follows:

1.      DEFINITIONS

        "Active Subscribers"            has the meaning set forth in clause
                                        4(aa);

        "Adverse Consequences"          means all actions, suits,
                                        proceedings, hearings,
                                        investigations, charges, complaints,
                                        claims, demands, injunctions,
                                        judgments, orders, decrees, rulings,
                                        damages, dues, penalties, fines,
                                        costs, reasonable amounts paid in
                                        settlement, liabilities, obligations,
                                        taxes, liens, losses, expenses, and
                                        fees, including court costs and
                                        lawyers' and advocates' fees and
                                        expenses.

        "Affiliated Entity"             means any Person with respect to
                                        which a specified Person owns a
                                        majority of the common stock or
                                        equity interests or has the power to
                                        vote or direct the voting of
                                        sufficient securities to elect a
                                        majority of the board of directors or
                                        similar governing body of such Person.

        "Applicable Laws"               has the meaning set forth in clause
                                        4(i).

        "Buyer"                         has the meaning set forth in the
                                        preface above.

        "Closing"                       has the meaning set forth in clause
                                        2(c).

        "Closing Date"                  means the day on which the Closing
                                        shall take place.

        "Company"                       has the meaning set forth in the
                                        recitals.

        "Condition of the Company"      means the property, condition
                                        (financial or otherwise) business or
                                        operations of the Company.

        "Confidential Information"      means any information concerning the
                                        businesses and affairs of the Company
                                        that is not already generally available
                                        to the public.

        "Disclosure Letter"             means the letter from Seller to Buyer
                                        delivered immediately prior to the
                                        execution of this Agreement by the
                                        Parties.

        "Financial Statements"          has the meaning set forth in clause
                                        4(h).

        "First Option"                  has the meaning set forth in the
                                        recitals.

        "First Option Closing"          has the meaning set forth in clause
                                        9(d).

        "First Option Closing Date"     means the day on which the First Option
                                        Closing takes place.

        "First Option Period"           has the meaning set forth in the
                                        recitals.

        "First Option Purchase Price"   means the sum of US$13,959,000.

        "First Option Shares"           has the meaning set forth in the
                                        recitals.

        "GOP" means the Government of Pakistan and any agency, department and/or instrumentality thereof.

        "Liabilities"                   has the meaning set forth in clause
                                        4(s).

        "LIBOR" means, in relation to any relevant time and any relevant period of one month or more, the rate per annum quoted at or about 11:00 a.m. (London time) on the first day of such period, on the page "LIBO" of the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page for the purpose of displaying London interbank offered rates of leading reference banks) as being the interest rates offered in the London interbank market for United States dollar deposits for the same period as that period.

        "Licence"                       means the licence grant from the
                                        Ministry of Communications of the
                                        Government of Pakistan issued on 6th
                                        July, 1992, as amended on 27th October,
                                        1993, pursuant to which the Company
                                        operates a cellular mobile telephone
                                        system in Pakistan.

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        "MINC"                          means Motorola, Inc., the parent
                                        company of Seller.

        "Most Recent Financial          has the meaning set forth in clause
        Statements"                     4(h).

        "Most Recent Fiscal Month       has the meaning set forth in clause
        End"                            4(h).

        "Net Deficit"                   means the amount by which the
                                        liabilities of the Company exceed its
                                        assets.

        "Sale Shares"                   has the meaning set forth in the
                                        recitals.

        "Second Option"                 has the meaning set forth in the
                                        recitals.

        "Second Option Closing"         has the meaning set forth in clause
                                        9(e).

        "Second Option Closing Date"    means the day on which the Second Option
                                        Closing takes place.

        "Second Option Period"          has the meaning set forth in clause
                                        9(e).

        "Second Option Purchase Price"  means the sum of US$5,500,000 plus interest at a rate of 10% per annum,
                                        compounded monthly, on such aggregate
                                        amount from the date on which the
                                        Second Option is exercised to the
                                        date of actual payment.

        "Second Option Shares"          has the meaning set forth in the
                                        recitals.

        "Seller"                        has the meaning set forth in the
                                        preface above.

        "Party"                         has the meaning set forth in the
                                        preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or other entity, including but not limited to, a governmental entity (or any department, agency, or political subdivision thereof).

        "Purchase Price"                has the meaning set forth in clause
                                        2(b).

        "Saif" means Saif Telecom (Pvt) Limited, a Pakistan company and the direct owner of 11.31% of the Shares.

        "Sale Shares"                   has the meaning set forth in the
                                        recitals.

        "Seller"                        has the meaning set forth in the
                                        preface above.

        "Shareholders' Agreement"       means the Shareholders' Agreement
                                        between the Seller and Saif executed
                                        on 3rd June, 1993 as amended pursuant
                                        to the Equity Ownership Agreement
                                        dated 2nd July 1996 between Seller,
                                        Saif and CCL.

        "SBP"                           means the State Bank of Pakistan.

        "Unaudited June Net Deficit"    has the meaning set forth in clause
                                        6(f).

2.      PURCHASE AND SALE OF THE SALE SHARES

        (a)    BASIC TRANSACTION

               On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Sale Shares for the consideration specified below in this clause 2.

        (b)    PURCHASE PRICE

               Buyer shall pay to Seller at the Closing, except as provided in clause 2(c) below, the aggregate price of thirty four million four hundred and forty one thousand United States Dollars (US$34,441,000) in cash by wire transfer in immediately available funds to Seller's bank account, number 40694123 at Citibank N.A. in New York, New York (the "Purchase Price").

        (c)    THE CLOSING

               Subject to the provisions of clause 11, the closing of the sale and purchase of the Sale Shares (the "Closing") shall take place at the offices of Seller in London, in the United Kingdom, commencing at 3:00 p.m. local time on or before 14th August, 1997, contingent upon the Parties being satisfied or having waived in writing all conditions to the obligations of the Parties to consummate the transaction contemplated thereby (other than conditions with respect to actions the respective Parties will take at the Closing itself). Subject to the provisions of clause 11, the Closing Date may be extended only by mutual agreement of the Parties.

        (d)    DELIVERIES AT THE CLOSING

               At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in clause 8(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in clause 8(b) below, (iii) Seller will deliver to:- (A) the Buyer the share certificates totalling 14,853,294 Shares equal to a 27.31% interest in the Company and duly executed instruments of transfer in respect thereof, and (B) Citibank in New York, New York as the escrow agent pursuant to the terms of an escrow agreement in form and substance reasonably acceptable to the Parties to be entered into between Buyer and Seller under clause 8(c)(iii), the share certificates totalling 2,175,510 Shares equal to a 4% interest in the Company, in each case validly issued to Seller and on a fully repatriable basis and SBP-approved for export out of Pakistan, accompanied by transfer deeds duly executed on behalf of Seller, the signatures of whose signatory(ies) are verified by the Company, and (iv) Buyer will deliver to Seller the consideration specified in clause 2(b) above.

3.      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS CONCERNING THE TRANSACTION

        (a)    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF SELLER

               Seller represents and warrants to Buyer that:

               (i)    ORGANISATION OF SELLER

                      Seller is duly organised, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii)   AUTHORISATION OF TRANSACTION

                      Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. There are no authorizations, consents, or approvals that Seller must obtain from the GOP, including the SBP, prior to Closing, in order to consummate the transactions contemplated by this Agreement.

               (iii)  OWNERSHIP OF SALE SHARES

                      Seller is the lawful holder of record and beneficial owner of the Sale Shares, the First Option Shares and the Second Option Shares, free and clear of any liens, claims, restrictions on sale and security interests, and has full legal right to sell, transfer, and convey the Sale Shares, the First Option Shares and the Second Option Shares pursuant to this Agreement; the registration of the Sale Shares and, upon exercise of the First Option or the Second Option (as the case may be), the First Option Shares or the Second Option Shares (as the case may be) in the name of Buyer in the Company's register of shareholders will transfer good and valid title thereto, free and clear of any liens, claims, restrictions and security interests. Seller further undertakes to Buyer that it shall discharge any and all capital gains tax or any other taxes or duties in Pakistan or anywhere in the world which may arise from Seller's sale of the Sale Shares, the First Option Shares and the Second Option Shares (as the case may be) to Buyer pursuant to this Agreement except for stamp duty on the transfer of the Sale Shares, the First Option Shares and Second Option Shares, which is to be paid by Buyer. The Sale Shares, the First Option Shares and the Second Option Shares are held by Seller on a fully repatriable basis both as to capital, all accretions thereto and dividends payable thereon.

               (iv)   NONCONTRAVENTION

                      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except with respect to the restrictions on transfer of Shares under the Shareholders' Agreement. Seller has obtained a waiver from Saif with respect to Clauses 11.4 and 11.5 of the Shareholders' Agreement, permitting the Parties hereto to proceed with the transaction contemplated hereunder.

               (v)    BROKERS' FEES

                      Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (vi)   STATEMENTS COMPLETE AND CORRECT

                      The statements contained in this clause 3(a) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date and the First Option Closing Date and, if applicable, the Second Option Closing Date (as though made then and as though the Closing Date and, if applicable, the First Option Closing Date or the Second Option Closing Date were substituted for the date of this Agreement throughout this clause 3(a)).


        (b)    REPRESENTATIONS AND WARRANTIES OF THE BUYER

               Buyer represents and warrants to Seller that:

               (i)    ORGANISATION OF THE BUYER

                      Buyer is a corporation duly organised, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii)   AUTHORISATION OF TRANSACTION

                      Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Subject to the provisions of the Licence and to confirmation from Seller that it obtained the requisite exchange control approval to the issue of the Sale Shares, the First Option Shares and the Second Option Shares to itself on a repatriable basis both as to capital, all accretions thereto and dividends payable thereon there are no authorisations, consents, or approvals that Buyer must obtain from the GOP, including the SBP, prior to Closing, in order to consummate the transactions contemplated by this Agreement.

               (iii)  FUNDS AVAILABLE

                      Buyer has, or will have on or prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price as well as meet its pro-rata share of the Company's funding requirements under the 1997 Business Plan.

               (iv)   DISCLOSURE

                      As of the date hereof neither the Buyer nor any of its Affiliated Entities, directors, employees or agents have been advised of or have knowledge of facts or circumstances involving the Condition of the Company that demonstrate an existing material misrepresentation by Seller pursuant to this Agreement that would give rise to an ability by Buyer to terminate this Agreement or to a claim for indemnification pursuant to clause 10(b)(i).

               (v)    NONCONTRAVENTION

                      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or by-laws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, licence, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (vi)   BROKERS' FEES

                      The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

               (vii)  STATEMENTS COMPLETE AND CORRECT

                      The statements contained in this clause 3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this clause 3(b)).

4.      REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

        Seller represents and warrants to Buyer that save as fairly disclosed in the Disclosure Letter:

        (a)    ORGANISATION, QUALIFICATION AND CORPORATE POWER

               The Company is a limited liability company duly organised and validly existing under the laws of Pakistan, and is duly authorised to conduct the business in which it is engaged and to own and use the properties owned and used by it.

        (b)    CAPITALISATION

               The entire authorised share capital of the Company consists of 60,000,000 Shares, all one class, of which 54,387,750 are validly issued. All of the validly issued Shares have been duly authorised and are fully paid, and are held of record by the Seller, CCL, and Saif in the proportions specified in the Disclosure Letter. There are no outstanding or authorised options, warrants, purchase rights, subscription right, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its share capital. There are no outstanding or authorised stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

        (c)    SUBSIDIARIES

               The Company has no, and never has had any, subsidiaries.

        (d)    NONCONTRAVENTION

               Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
               (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or by-laws of the Company or (ii) to the best of the knowledge of Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, licence, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets) or
               (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under the Licence. To the best of Seller's knowledge, the Company does not need to give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency prior to the Closing in order for the parties to consummate the transactions contemplated by this Agreement.

        (e)    BROKERS' FEES

               The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        (f)    TITLE TO TANGIBLE ASSETS

               Schedule A lists all material tangible assets which the Company uses in the conduct of its business. All of such assets are owned by the Company free and clear of all liens, claims, or other security interests, are in good operating condition and repair, subject to normal wear and use, and are usable in a manner consistent with their current use.

        (g)    LEASED TANGIBLE PROPERTY

               No tangible property has been leased or sub-leased to the Company.

        (h)    FINANCIAL STATEMENTS

               Schedule B contains the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and profit and loss account as of and for the fiscal years ended 31st December, 1995, and 31st December, 1996 for the Company; and (ii) unaudited balance sheets and summary profit and loss account (the "Most Recent Financial Statements") as of and for the six months ended 30th June, 1997 (the "Most Recent Fiscal Month End") for the Company.
               The Financial Statements (including the notes thereto) have been prepared in accordance with accounting principles generally accepted in Pakistan and applied on a consistent basis throughout the periods covered thereby, comply with the requirements of Pakistan law and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

        (i)    LEGAL COMPLIANCE

               To Seller's knowledge, after making all due and careful enquiries, the Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of the GOP and any applicable laws of the United States federal, state and local governments (and all agencies thereof) (the "Applicable Laws") and the Company has filed all returns and made all filings required by all applicable laws. As at the date hereof, the Company has not received any notice of any failure to comply with, nor are there any circumstances which indicate that the Company is in violation of, any such Applicable Laws.

        (j)    TAX MATTERS

               The Company has timely filed all Pakistan tax returns that it was required to file, and has paid all applicable taxes shown thereon as owing, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made. There are no outstanding claims, assessments (including penalty or interest claims) in respect of taxation and the Company is not subject to any dispute with the relevant tax authorities or any other fiscal authority at the date hereof and there is no fact or matter which might result in any such dispute or any liability for taxation (present and future) not provided for in its audited accounts.

        (k)    IMMOVABLE PROPERTY

               (i) Schedule C attached hereto lists all immovable property that the Company owns. With respect to each such parcel of owned immovable property:

                      (A) the Company has good and marketable title to the parcel of immovable property, free and clear of any security interest, easement, covenant, or other restriction, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character; and

                      (B) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right to use or occupancy of any portion of the parcel of immovable property.

               (ii) Schedule D lists all immovable property leased or subleased to the Company. Each such lease and sublease listed in Schedule D is legal, valid, binding, enforceable, and in full force and effect, and the Company has not received any notice of any default thereunder.

        (l)    MATERIAL CONTRACTS

               Schedule E lists all material contracts and other written agreements to which the Company is a party or by which its assets or properties may be bound. All such contracts and agreements are in full force and effect, are valid and binding upon and enforceable against the parties thereto in accordance with their respective terms. The Company has not violated any of the terms or conditions of any contract or agreement set forth in Schedule E in any material respect, and to Seller's knowledge after having made all due and careful enquiries, all of the covenants to be performed by any other party thereto have been materially performed.

               For the purposes of this sub-paragraph, "material" contracts or agreements means any contract or agreement (whether written or oral) with a value of US$10,000 or more in any twelve month period.

        (m)    POWERS OF ATTORNEY

               There are no outstanding powers of attorney executed on behalf of the Company.

        (n)    LITIGATION

               To the knowledge of Seller after having made all due and careful enquiries, there is no pending or threatened litigation against the Company. Except as set forth in Schedule F, there are no actions, suits, proceedings, hearings, or investigations before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction that involve the Company or any of its assets or properties, nor is it a party to or its assets or properties subject to any injunction, judgment, order, decree, ruling, or charge which would have a material adverse effect on the Condition of the Company, and there are no circumstances at present which indicate the Company is about to become involved in any litigation.

        (o)    EMPLOYEE BENEFITS

               The Company complies in form and in operation in all respects with the applicable requirements of the labour laws and regulations currently in effect in Pakistan.

        (p)    INTELLECTUAL PROPERTIES

               Except with respect to the License and the trade name "Mobilink", the Company has no patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights, and does not require any such rights in connection with the conduct of its business. The Company is not infringing or otherwise acting adversely to, the right of any Person under or in respect of any patent, license, trademark, trade name, service mark, copyright or similar intangible right.

        (q)    STATEMENTS CORRECT AND COMPLETE

               The statements contained in this clause 4 are true correct and complete in all material respects as of the date of this Agreement and will be true correct and complete in all material respects as of the Closing Date and, if applicable, the First Option Closing Date or the Second Option Closing Date (as though made then and as though the Closing Date and the First Option Closing Date or the Second Option Closing Date were substituted for the date of this Agreement throughout this clause 4), except as Seller may otherwise notify Buyer pursuant to clause 6(e).

        (r)    MEMORANDUM AND ARTICLES OF ASSOCIATION

               Seller has heretofore delivered to Buyer true and complete copies of the Memorandum and Articles of Association and minute books of the Company. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meeting of the board of directors (and any committees thereof) and of shareholders thereof since the time of its incorporation in reasonable detail and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting.

        (s)    LIABILITIES

               Save in respect of a potential additional liability of US$1 million payable to MINC on account of the supply of infrastructure equipment, the Company does not have any Liabilities other than (i) Liabilities fully and adequately reflected or reserved against on the Most Recent Financial Statements or disclosed in the footnotes thereto and (ii) Liabilities incurred since December 31, 1996 in the ordinary course of business.

               "Liabilities" means, with respect to any Person as of any time, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required to be set forth on a balance sheet of such Person as at such time prepared in accordance with generally accepted accounting principles in effect in Pakistan or individually, collectively, specifically or generally to be included in the notes to such balance sheet.

        (t)    NO MATERIAL ADVERSE CHANGE

               Since December 31, 1996, there has not been any (i) material adverse change, or any development involving a prospective material adverse change, in the Condition of the Company, (ii) damage to, destruction or loss of any assets or properties of the Company, whether or not covered by insurance, which has had or could have a material adverse effect on the Condition of the Company, or (iii) commencement or discontinuance of any material line of business of the Company.

        (u)    OFFICERS, DIRECTORS AND KEY EMPLOYEES; EMPLOYEE RELATIONS

               (i) No officer or director of the Company or any other employee of the Company had compensation reported for the fiscal year ended December 31, 1996 exceeding US$50,000 or received or is entitled to receive bonuses in excess of US$10,000 in respect of the fiscal year ended December 31, 1996 (each a "Highly Compensated Person") and there are no commitments or agreements by the Company to increase the wages of any such Highly Compensated Person. No officer, director or employee of the Company is a party to or beneficiary of any contract or other agreement pursuant to which such Person shall receive any bonus or other payment from the Company in connection with the transactions contemplated hereby.

               (ii) To the knowledge of Seller, there is not now threatened, a strike, picket, work stoppage, work slowdown or other labour trouble or similar event by any employee of the Company.

        (v)    ARRANGEMENTS WITH DIRECTORS AND CONNECTED PERSONS

               There is not outstanding:

               (i) any loan made by the Company to, or debt owing to the Company by, any director of the Company or any Person connected with any of them;

               (ii) any agreement or arrangement to which the Company is a party and in which any director of the Company or any Person connected with any of them is interested.

        (w)    THE LICENCE

               A true, complete and accurate copy of the Licence is annexed in Schedule G hereto. The Licence is in full force and effect and validly subsisting and there do not exist any circumstances which might lead to the revocation or non renewal of the Licence or any amendment or variation of its terms. Seller has disclosed to Buyer all information known to it which might reasonably be considered to affect the value of the Licence to the Company in the carrying on of its business, now and in the future.

        (x)    MATERIAL INFORMATION

               All information relating to the Company which is known to Seller and which is material to be known by a purchaser for value of the Shares has been disclosed to Buyer in writing.

        (y)    RECITALS AND DISCLOSURES

               The recitals and Schedules to this Agreement and all information and documents relating to the Company disclosed or supplied by Seller or the Company or any agent of any of them to the Purchaser, its legal advisers, accountants or other agents or advisers during or with a view to the negotiations leading up to this Agreement, including (but not limited to) the information contained in the Disclosure Letter, are true and accurate in all material respects and there is no fact known to Seller not disclosed which would render any such information or document inaccurate or misleading or which, if disclosed, might reasonably affect the willingness of Buyer to purchase the Sale Shares and/or the First Option Shares and/or the Second Option Shares for the consideration or otherwise on the terms specified in this Agreement.

        (z)    POSITION SINCE 31ST DECEMBER, 1996

               Since 31st December, 1996:

               (i) no dividend or other distribution has been declared, paid or made by the Company;

               (ii) the business of the Company has been carried on in the ordinary course and so as to maintain it as a going concern;

               (iii) there has been no reduction in the value of the net tangible assets of the Company on the basis of the valuations adopted in the Most Recent Financial Statements;

               (iv) the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the ordinary course of business;

               (v) no debtor has been released by the Company on terms that he pays less than the book value of any debt in excess of US$10,000 (subject to settlement discounts on the usual terms which have been disclosed to the Purchaser) and no debt in excess of US$10,000 has been written off or has proved to be irrecoverable to any extent;

               (vi) other than making payments in the ordinary course of business under the existing management agreement with Motorola, and payment of principal and interest under the outstanding third party loans, the Company has not paid any service, management or similar charges or any interest or amount in the nature of interest to any Person or incurred any liability to make such a payment.

        (aa) The Company had on 30th June, 1997 a minimum of 22,000 active subscribers in respect of its cellular mobile telephone system. For the purposes of this sub-paragraph (aa), active subscribers means subscribers who are not blocked from making calls and who in the three month period after 30th June, 1997 make payment in full of at least one of their monthly accounts with the Company.

        (bb) The Company had, as at 30th June, 1997, Delinquent Receivables of not more than 60 million Rupees (before netting off any deposits or other security held by the Company from subscribers). For the purposes of this sub-paragraph (bb), Delinquent Receivables means receivables which, as at the date at which the calculation is made, have been outstanding for 120 days or more.

5.      FURTHER PROVISIONS RELATING TO THE SELLER'S REPRESENTATIONS AND
        WARRANTIES

        (a) Each of the representations and warranties of Seller in clause 4 shall be construed as a separate representation and warranty and is given subject to the matters of which true, complete and accurate details are given in the Disclosure Letter but (save as expressly provided to the contrary) shall not be otherwise limited or restricted by reference to or inference from the terms of any other representation and warranty or any other term of this Agreement.

        (b) Buyer shall not be entitled to claim after Closing that any of the representations and warranties of Seller is or was untrue or misleading or has been breached even if Buyer had discovered but failed to raise such fact before Closing, provided, however, that Buyer shall not be deemed to have waived its right to claim a breach of such relevant representation or warranty after Closing if Buyer knew of but failed to raise such breach before Closing because Buyer in good faith believed such breach was not material and had no reason to believe it would become material, but subsequent to Closing the representation and warranty giving rise to such immaterial breach prior to Closing shall have changed, thereby resulting in an Adverse Consequence.

        (c) The rights and remedies of Buyer in respect of any breach of the representations and warranties of Seller shall not be affected by Closing, by any investigation made by or on behalf of Buyer into the affairs of the Company, by the giving of time or other indulgence by Buyer to any Person, by Buyer rescinding or not rescinding this Agreement or by any other cause whatsoever except a specific waiver or release by the Buyer in writing; and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Buyer.

6.      PRE-CLOSING COVENANTS

        The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

        (a)    GENERAL

               Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in clause 8 below).

        (b)    OPERATION OF BUSINESS

               Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the ordinary and usual course of business or inconsistent with past practices and the preservation of the goodwill of the Company's suppliers, customers, employees and others having business relations with the Company. The Seller shall cause the Company to preserve all licenses and permits of the Company in full force and effect and preserve the business of the Company as in effect on the date hereof.

        (c) Without prejudice to the generality of paragraph (b), Seller shall procure that unless Buyer shall have consented thereto in writing the Company shall not:

               (i) create, extend, grant or issue, or agree to create, grant or issue any mortgage, charge, debenture or other security; or

               (ii) create or issue or agree to create or issue any share or loan capital, or give or agree to give any option in respect of any share or loan capital; or

               (iii) pass any resolution by its members in general meeting or make any alteration of its Memorandum or Articles of Association; or

               (iv)   declare, make or pay any dividend or other distribution;
                      or

               (v) pay its creditors otherwise than in the ordinary course or change its policy in relation to the payment of creditors; or

               (vi) enter into any contract or commitment in relation to the Licence except with the GOP, as may be necessary for the reissuance of the License; or

               (vii) sell or transfer any of its assets or cancel, release or assign any indebtedness owed to it or any claims held by it, in each case in excess of US$10,000; or

               (viii) do any act, matter or thing which would make any of the representations and warranties contained in clause 4 untrue if the same were repeated at any time prior to Closing by reference to the facts and circumstances then pertaining.

        (d)    FULL ACCESS

               Seller will permit, and Seller will cause the Company to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company. Buyer will treat and hold as Confidential Information any such information it receives from either of Seller or the Company in the course of the reviews contemplated by this clause 6(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller and the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

        (e)    NOTICE OF DEVELOPMENTS

               Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in clause 3 above, and Seller shall notify Buyer of any development causing a breach of any of the representations and warranties in clause 4 above. Unless Buyer has the right to terminate this Agreement pursuant to clause 12(a)(ii) below by reason of such development and exercises that right within the period of 10 business days referred to in clause 12(a)(ii) below, the written notice pursuant to this clause 6(e) will be deemed to have amended any applicable Schedule or the Disclosure Letter, as the case may be, to have qualified the representations and warranties contained in clause 4 above, and to have cured any inaccurate or incomplete representation or breach of warranty that otherwise might have existed hereunder by reason of the development.

        (f) Buyer acknowledges that Seller has provided to Buyer in writing notice that the Net Deficit of the Company was as at 30th June, 1997 US$14,889,977 (the "Unaudited June Net Deficit").

7.      POST-CLOSING COVENANTS

        In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under clause 10 below), except where such action is undertaken solely on behalf or to facilitate any necessary action required of the other Party, in which event the other Party shall be liable for reimbursing the costs and expenses of the requesting Party.

8.      CONDITIONS TO OBLIGATION TO CLOSE

        (a)    CONDITIONS TO OBLIGATION OF BUYER

               The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in clause 3(a) and clause 4 above shall be true and correct at and as of the Closing Date;

               (ii) Seller shall have performed and complied with all of its covenants hereunder required to be performed or complied with by Seller on or before the Closing Date in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) approval of the transfers to Buyer of the Sale Shares by majority vote of the Company's Board of Directors and registration of the Sale Shares in the name of Buyer in the Company's register of shareholders at a meeting of such Board, to occur at the Closing, followed by the resignation of one of the directors representing Seller on the Company's Board of Directors, effective as of the Closing Date;

               (v) Seller shall have delivered to Buyer a certificate of an officer of Seller to the effect that each of the conditions specified above in clause 8(a)(i)-(iv) is satisfied;

               (vi) Buyer shall have received from counsel to Seller an opinion in form and substance reasonably satisfactory to Buyer, addressed to Buyer, and dated as of the Closing Date;

               (vii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer. Except as may have been previously disclosed to Buyer by Seller pursuant to clause 6(e), there shall have been no material adverse change or any development involving a prospective material adverse change, in the Condition of the Company; and

               (viii) the License shall have been reissued pursuant to the requirements of the Pakistan Telecommunications (Reorganization) Act, 1996, on terms reasonably satisfactory to Buyer.

               Buyer may waive any condition specified in this clause 8(a) in writing at or prior to the Closing.

        (b)    CONDITIONS TO OBLIGATION OF SELLER

               The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in clause 3(b) above (other than in paragraph (iv) of clause 3(b)) shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Buyer shall have performed and complied with all of its covenants hereunder required to be performed or complied with by Buyer on or before the Closing Date in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing the Buyer from consummating any of the transactions contemplated by this Agreement;

               (iv) Buyer shall have delivered to Seller a certificate of an officer of Buyer to the effect that each of the conditions specified above in clause 8(b)(i)-(iii) is satisfied;

               (v) Seller shall have received from counsel to Buyer an opinion in form and substance reasonably satisfactory to Seller, addressed to Seller, and dated as of the Closing Date; and

               (vi) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

               Seller may waive any condition specified in this clause 8(b) in writing at or prior to the Closing.

        (c)    CONDITIONS APPLICABLE TO BOTH BUYER AND SELLER

               The obligation of both Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the further conditions that:

               (i) the Company shall have called a meeting of the shareholders of the Company to be held on the Closing Date, for the purpose of adopting Articles of Association in form and substance reasonably satisfactory to the Parties and reflecting, as applicable, the provisions of the Restated and Amended Shareholders' Agreement referred to below, in substitution for its existing articles of association and upon the convening of such meeting following the consummation of this transaction Buyer and Seller shall vote in favour thereof;

               (ii) the Shareholders Agreement shall have been terminated, including any amendments thereto, and each of the parties to the Shareholders Agreement shall have executed a mutual release of their respective rights and obligations to each other under such agreement; and the Restated and Amended Shareholders' Agreement in the form of Exhibit A attached hereto shall be executed on the Closing Date;

               (iii) Buyer and Seller shall have entered into the escrow agreement in form substance reasonably satisfactory to the Parties and the same shall be in full force and effect as at the Closing Date;

               (iv) the Shareholders shall have entered into that certain side letter negotiated between the Parties regarding the capitalization of the Company during financial years 1997 and 1998.

        (d)    POST-CLOSING OBLIGATIONS OF BUYER

               Following the Closing the Buyer shall furnish a certificate to the Company (with a copy to the Seller) stating that it has acquired the Sale Shares on a repatriable basis with payment having been made outside Pakistan.

9.      FIRST OPTION AND SECOND OPTION

        (a) Seller hereby irrevocably and unconditionally grants to Buyer the First Option, exercisable on one occasion only at any time during the First Option Period to purchase the First Option Shares in consideration of the payment of the First Option Purchase Price on the terms and subject to the conditions of this clause 9.

        (b) Subject to the other provisions of this clause, Buyer may at any time during the First Option Period, exercise the First Option by serving on the Seller written notice of such exercise and the date of exercise of the First Option shall be the date when such written notice has been served on the Seller in accordance with clause 14(g). The First Option shall lapse forthwith upon the expiration of the First Option Period.

        (c) The notice of exercise of the First Option referred to in clause 9(b) once served shall be irrevocable and binding on Buyer and may not be withdrawn without the prior written consent of the Seller.

        (d) Following the exercise of the First Option in accordance with clause 9(b), closing of the sale and purchase of the First Option Shares (the "First Option Closing") shall take place at the offices of Seller in London on the seventh business day after the date of exercise of the First Option or, if the provisions of clause 11 shall apply, on the date provided in such clause, and the following matters shall be simultaneously completed:

               (i) Seller shall deliver to the Buyer share certificates evidencing the total number of First Option Shares together with instruments of transfer in respect thereof; and

               (ii) The Buyer shall pay to the Seller the First Option Purchase Price in cash by wire transfer in immediately available funds to Seller's bank account number 40694123 at Citibank N.A. in New York, New York.

        (e) Seller irrevocably and unconditionally grants to Buyer the Second Option, effective upon the lapse of the First Option (whether due to the expiry of the First Option Period or the failure to exercise the First Option) but not otherwise, and exercisable on one occasion only at any time during the period commencing on the expiry of the First Option Period and ending on (and including) 11:00 p.m. Hong Kong time on 27th August, 1997 or, if the provisions of clause 11 shall apply, on the date provided in such clause, ("Second Option Period"), to purchase the Second Option Shares for the Second Option Purchase Price.

        (f) Subject to the other provisions of this clause, Buyer may at any time during the Second Option Period, exercise the Second Option by serving on the Seller written notice of such exercise and the date of exercise of the Second Option shall be the date when such written notice has been served on the Seller in accordance with clause 14(g). The Second Option shall lapse forthwith upon the expiration of the Second Option Period.

        (g) The notice of exercise of the Second Option referred to in clause 9(f) once served shall be irrevocable and binding on Buyer and may not be withdrawn without the prior written consent of the Seller.

        (h) Following the exercise of the Second Option in accordance with clause 9(f), closing of the sale and purchase of the Second Option Shares (the "Second Option Closing") shall take place at the offices of Seller in London on the seventh business day after the date of exercise of the Second Option (or such later date as may be agreed by Seller not exceeding 30 days from the time of expiry of the Second Option Period) and the provisions of Clause 9(d) shall apply, mutatis mutandis, to the Second Option Closing.

10.     REMEDIES FOR BREACHES OF THIS AGREEMENT

        (a)    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               All of the representations and warranties of the Parties in clause 3 and of the Seller contained in clause 4 above shall survive the Closing hereunder and shall continue in full force and effect subject to the provisions of paragraph (b) of this clause.

        (b)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER:

               (i) In the event Seller breaches any of its representations, warranties and covenants contained herein (other than the representations and warranties in clause 3(a) above), and, provided that Buyer makes a written claim for indemnification against Seller pursuant to clause 14(g) below prior to 31st December 1999 (the "Cut-off Date") or, in respect of claims relating to taxation ("Taxation Claims") prior to the sixth anniversary of the Closing Date, then Seller shall indemnify Buyer from and against any Adverse Consequences Buyer shall suffer originating prior to and continuing through and after the date of the claim for indemnification caused by the breach. There shall be no indemnification for any Adverse Consequences Buyer shall suffer where written notice of the claim is first made after the Cut-off Date or, in respect of Taxation Claims, the sixth anniversary of the Closing Date. The Seller shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of Seller contained in clause 4 above unless the amount of Buyer's claim in respect thereof, when aggregated with one or more other claims brought against Seller hereunder, exceeds two hundred thousand United States Dollars (US$200,000). The maximum liability of Seller for a breach of any of its representations, warranties and covenants contained herein shall be limited to an amount equal to the aggregate of 50% of the Purchase Price and, if the First Option or the Second Option is exercised, 50% of the First Option

                      Purchase Price or 50% of the Second Option Purchase Price (as the case may be).

               (ii) In the event Seller breaches any of its representations and warranties in clause 3(a) above, provided that Buyer makes a written claim for indemnification against Seller pursuant to clause 14(g) below prior to the first anniversary of the Closing Date, then Seller shall indemnify Buyer from and against the entirety of any Adverse Consequences Buyer shall suffer through and continuing after the date of the claim for indemnification caused by the breach, without regard to the monetary limit set forth above in clause 10(b)(i). There shall be no indemnification for any Adverse Consequences Buyer shall suffer where written notice of the claim is first made after the first anniversary of the Closing Date.

        (c)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER

               In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer pursuant to clause 14(g) below prior to the first anniversary of the Closing Date, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller shall suffer through and continuing after the date of the claim for indemnification caused by the breach. There shall be no indemnification for any Adverse Consequences Seller shall suffer where written notice of the claim is first made after the first anniversary of the Closing Date.

        (d)    DETERMINATION OF ADVERSE CONSEQUENCES

               In quantifying the Adverse Consequences suffered by a Party as a result of a breach of any of the warranties in this Agreement, there shall be taken into account any proceeds of insurance and any tax repayment or other tax benefit actually received by the indemnified Party in respect of the same event, matter or thing for which it is seeking indemnification under this Agreement.

        (e) Seller shall not be liable for loss of profits, business, revenue, goodwill, anticipated savings, or any other special, indirect or consequential losses even if such losses were foreseeable by Seller, except for such losses which cannot be legally excluded, and as further qualified below. Notwithstanding the foregoing, Seller shall be liable to Buyer with respect to the following:

               (i) the amount (if any) by which the Delinquent Receivables as at 30th June, 1997 exceed 60 million Rupees, on a Rupee for Rupee basis;

               (ii) the amount (if any) by which the number of Active Subscribers as at 30th June, 1997 is less than 22,000, on the basis of US$1,432 for each subscriber; and

               (iii) the amount (if any) by which the audited Net Deficit of the Company as at 30th June, 1997 is greater than 115% of the Unaudited June Net Deficit, on the basis of:-

                         (1)  US$0.3131 for every US$1; or

                         (2) if the First Option is exercised, US$0.44 for every US$1; or

                         (3) if the Second Option is exercised, US$0.3631 for every US$1 in each case, by which the audited Net Deficit as
               aforesaid is greater than 115% of the Unaudited June Net
               Deficit.

        (f)    (i)    For the purposes of determining the amount of the
                      Delinquent Receivables and the Net Deficit and the number of Active Subscribers as at 30th June, 1997, the Parties shall procure that the Company shall prepare a draft of, and the Company's auditors will audit, the profit and loss account of the Company for the period from 1st January, 1997 to 30th June, 1997 and the balance sheet of the Company as at 30th June, 1997 (together the "June
                      Accounts") on a basis consistent with the Financial
                      Statements and, in particular, the treatment of the operating costs incurred in Karachi during the suspension of cellular operations in that city shall be the same in the June Accounts as in the Financial Statements. For the avoidance of doubt, the June Accounts shall separately identify the amount of the Delinquent Receivables and the Net Deficit and the number of Active Subscribers. Once prepared, the June Accounts as audited by the Company's auditors (the "Audited June Accounts") shall forthwith be delivered to each of Buyer and Seller.

               (ii) The amount of the Delinquent Receivables and the Net Deficit and the number of Active Subscribers, for the purposes of paragraph (e) above, shall be as shown in the Audited June Accounts and any amounts owing by Seller to Buyer pursuant thereto shall be paid in cash by Seller to Buyer within seven days of delivery of the Audited June Accounts to Seller and Buyer pursuant to sub-paragraph (i) above.

        (g)    OTHER INDEMNIFICATION PROVISIONS

               The indemnification provisions in this clause 10 are the exclusive remedy any Party may have for breach of any representation or warranty in this Agreement, except where the breach arises from the fraud or wilful misrepresentation of the defaulting Party in which case the other Party's rights of action shall not be limited as aforesaid.

        (h) It is expressly understood that to the extent that Buyer shall have brought a claim for indemnification against Seller under clause 10, it shall be barred from pursuing the same or substantially similar claim under clause 11, and conversely, a claim under clause 11 shall bar the same or substantially similar claim under clause 10.

11.     UNDERTAKING OF SELLER

        To the extent that the License shall not have been reissued on or before 13th August, 1997 on terms reasonably acceptable to Buyer, Buyer shall have the right to request of Seller, and Seller shall so agree, that the Closing be postponed until 16th September, 1997, during which one month period Buyer shall determine whether it desires to participate in the transaction contemplated hereunder, notwithstanding that the License shall not have been reissued. It is understood, however, that during such one month period Seller shall not be restricted from entering into discussions with third parties for a selldown of its Shares in the Company, any possible agreement for such selldown to a third party being contingent on Buyer's determination by 13th September, 1997, that it will not participate in the acquisition of Shares under this Agreement. It is further understood that in the event the Closing is postponed and does occur on 16th September, 1997, that the Buyer shall have determined on or before 13th September, 1997 whether it desires to purchase the Shares being made available to Buyer either under the First Option or the Second Option, and such additional shares under either such option shall be included in the number of Shares being acquired at Closing on 16th September, 1997.


12.     TERMINATION

        (a)    TERMINATION OF AGREEMENT

               The Parties may terminate this Agreement as provided below:

               (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous ten (10) business days given Buyer any notice pursuant to clause 6(e) above and (B) the development that is subject of the notice has had or is likely to have a material adverse effect upon the Condition of the Company or the consummation of the transactions contemplated hereby;

               (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any of its representations, warranties, or covenants contained in this Agreement in any material respect, Buyer has notified Seller of such breach, and the breach, if capable of cure, has continued without cure for a period of 10 days after the receipt of the notice of breach, or (B) if the Closing shall not have occurred on or before 16th September, 1997, by reason of the failure of any condition precedent under clause 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement); and

                (iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any of its representations, warranties, or covenants contained in this Agreement in any material respect, Seller has notified Buyer of such breach, and the breach if capable of cure has continued without cure for a period of 10 days after the receipt of the notice of breach, or (B) if the Closing shall not have occurred on or before 16th September, 1997, by reason of the failure of any condition precedent under clause 8(b) hereof (unless the failure results primarily from Seller itself breaching any of its representations, warranties, or covenants contained in this Agreement).


        (b)    EFFECT OF TERMINATION

               If any Party terminates this Agreement pursuant to clause 12(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party, except for any liability of any Party then in breach provided, however, that the confidentiality provisions contained in clause 6(d) above and the provisions of clause 13 and clause 14 shall survive termination.

13.     ARBITRATION

        The Parties shall attempt to resolve all disputes under this Agreement through amicable discussions and consultations. In the event that they are unable to resolve any differences the matter shall be referred to final and binding arbitration in accordance with the following: Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination, shall be referred to and finally resolved by arbitration in London in accordance with the Rules for the time being in force of the International Chamber of Commerce, which rules are deemed to be incorporated into this Agreement. The tribunal shall consist of three
        (3) arbitrators, with each side to the dispute choosing one arbitrator and such two arbitrators choosing the third. If within 30 days any of the parties to the dispute has not selected its arbitrator, or the two arbitrators have been unable to agree on the selection of the third arbitrator, such arbitrator shall be chosen by the ICC. The third arbitrator shall serve as the chairperson of the arbitration panel. The language of the arbitration shall be English.

14.     MISCELLANEOUS

        (a)    PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

               No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

        (b)    NO THIRD PARTY BENEFICIARIES

               This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c)    ENTIRE AGREEMENT

               This Agreement (including the documents referred to herein which may be amended in accordance with clause 6(e)) constitutes the entire agreement among the Parties and supersedes any prior understanding, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (d)    SUCCESSION AND ASSIGNMENT

               This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior approval of the other Party.

        (e)    COUNTERPART

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (f)    HEADINGS

               The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g)    NOTICES

               All notices, requests, demands, claims, and other communications hereunder will be in writing, deemed duly given (and received five days after) if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to Seller:  J. Michael Norris      Copy to:  Halyna Traversa
                              Vice-President                   Sr. International
                              Motorola International           Counsel
                              Development Corporation          (same address)
                              425 Martingale Road
                              Schaumburg, II 60173

               If to Buyer:   Hugh McClung
                              Vice-Chairman
                              International Wireless
                              Communications, Inc.
                              12/F, Sun Hung Kai Centre

                              30 Harbour Road
                              Wanchai, Hong Kong

                              John Troy                 Copy to:  Antonio Yeung
                              Executive Director                  (same address)
                              Asian Infrastructure Fund
                              Advisers Limited
                              Suite 2302-3
                              Nine Queen's Road Central
                              Hong Kong


          Either Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h)  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of England without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than that of England.

     (i)  AMENDMENTS AND WAIVERS

          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j)  SEVERABILITY

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  EXPENSES

          Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Stamp duty payable on the sale and purchase of the Sale Shares shall be borne by Buyer.

     (l)  CONSTRUCTION

          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Reference to the singular includes a reference to the plural and vice versa and reference to any gender includes a reference to all other genders. Where any warranty is qualified by the expression "to the best of Seller's knowledge" or "known to Seller" or any similar expression, that warranty shall be deemed to be made to the best of the knowledge of all employees of Motorola Inc. (or its Affiliated Entities) who have been or are involved in the management of the Company.

     (m)  INCORPORATION OF ANNEXES, SCHEDULES AND EXHIBITS

          The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


Motorola International Development Corporation

By: /s/ Fernando A. Amandi
    ------------------------------------------

Title: By POA
       ---------------------------------------

Witnessed by: 1 /s/
                ------------------------------

              2 /s/
                ------------------------------



International Wireless Communications Pakistan Limited

By: /s/ Antonio Yeung   /s/ Robin Maule
    --------------------------------------------------

Title:        Director               Director
       -----------------------------------------------


Witnessed by: 1 /s/
                ------------------------------

              2 /s/
                ------------------------------